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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southwest Water Company

We consent to the use of our report dated January 27, 2000, incorporated herein by reference in the Registration Statement on Form S-8 of Southwest Water Company. Such report relates to the balance sheets of Southwest Water Company as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm in the Registration Statement.


/s/ KPMG, LLP

Los Angeles, California
June 15, 2000